TECHNE CORPORATION DECLARES DIVIDEND


Minneapolis/October 29, 2009/--Techne Corporation (NASDAQ:TECH) announced that its Board of Directors has decided to pay a dividend of $0.26 per share for the quarter ended September 30, 2009. The quarterly dividend will be payable November 23, 2009 to all common shareholders of record on November 9, 2009. Future cash dividends will be considered by the Board of Directors on a quarterly basis.


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Techne Corporation has two operating subsidiaries:  Research and Diagnostic
Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England. R&D Systems is a specialty manufacturer of biological products. R&D Systems has two subsidiaries, BiosPacific, Inc. (BiosPacific), located in Emeryville, California and R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. R&D China and R&D Europe distribute biotechnology products.


Contact:  Greg Melsen, Chief Financial Officer
          Kathy Backes, Controller
         (612) 379-8854